Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name	Nexa Resources S.A.				
Reporting Year	**From** 2024-01-01	**To:** 2024-12-31		**Date submitted**	2025-05-26
Reporting Entity ESTMA Identification Number	E324915	◉ Original Submission ○ Amended Report			
Other Subsidiaries Included (optional field)	Nexa Resources Perú S.A.A., Nexa Resources Atacocha S.A.A., Nexa Resources El Porvenir S.A.C., Nexa Recursos Minerais SA.				
Not Consolidated					
Not Substituted					

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	**Jose Carlos Del Valle**	**Date**	*2025-05-22*
Position Title	**Senior Vice President of Finance and Group Chief Financial Officer**		

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year		From:		To:	2024-12-31
Reporting Entity Name		Nexa Resources S.A.			CAD
Reporting Entity ESTMA Identification Number		E324915			
Subsidiary Reporting Entities (if necessary)					

Payments by Payee

Country	Payee Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Brazil	City of Aripuana	20.000		30.000			**50.000**	BRL
Brazil	City of Caçapava do Sul	20.000					**20.000**	BRL
Brazil	City of Vazante			40.000			**40.000**	BRL
Brazil	Federal Government of Brazil	80.000	8.480.000	1.230.000			**9.790.000**	BRL
Brazil	State of Mato Grosso			5.040.000			**5.040.000**	BRL
Brazil	State of Minas Gerais	120.000		100.000			**220.000**	BRL
Peru	Association of Artisanal Fishermen of Puerto Tambo de Mora				70.000		**70.000**	PEN
Peru	City of Chincha					1.730.000,00	**1.730.000**	PEN
Peru	City of Pasco				90.000	540.000,00	**630.000**	≈ PEN 1.400.000 | USD 59.500
Peru	Community of Chavin				2.030.000,00		**2.030.000**	≈ PEN 4.725.000 | USD 150.000
Peru	Community of Huacamachay				470.000,00		**470.000**	PEN
Peru	Community of Huallanca				80.000		**80.000**	PEN
Peru	Community of Joraoniyoc				1.210.000,00		**1.210.000**	PEN
Peru	Community of La Quinua				160.000,00		**160.000**	PEN
Peru	Community of Machcan				830.000,00		**830.000**	PEN
Peru	Community of Polobaya				60.000		**60.000**	PEN
Peru	Community of San Francisco de Asís de Yarusyacán				270.000,00		**270.000**	PEN
Peru	Community of San Juan of Milpo				6.650.000,00		**6.650.000**	≈ PEN 17.200.000 | USD 39.000
Peru	Community of San Miguel				720.000,00		**720.000**	PEN
Peru	Community of San Ramon de Yanapampa				80.000		**80.000**	PEN
Peru	Community of Santa Rosa de Pitic				110.000,00		**110.000**	≈ PEN 170.000 | USD 33.000
Peru	Community of Shipasbamba				300.000,00		**300.000**	≈ PEN 420.000 | USD 100.000
Peru	Community of Ticlacayan				200.000,00		**200.000**	≈ PEN 465.000 | USD 1.300
Peru	Government of Peru	46.450.000,00	13.710.000,00	15.090.000,00			**75.250.000**	≈ PEN 192.320.000 | USD 1.104.000
Peru	Topara Valley Agricultural Development and Defense Association				690.000,00		**690.000**	PEN

Additional Notes:

FX rate BRL to CAD 0.2327 (Financial year end exchange rate)
FX rate USD to CAD 1.4393 (Financial year end exchange rate)
FX rate PEN to CAD 0.3830 (Financial year end exchange rate)

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2024-01-01	To:	2024-12-31	
Reporting Entity Name	Nexa Resources S.A.			Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E324915				
Subsidiary Reporting Entities (if necessary)					

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Brazil	Ambrosia			10.000			**10.000**	BRL
Brazil	AQ-001/2023			130.000			**130.000**	BRL
Brazil	Aripuanã	25.000	4.120.000	5.140.000			**9.285.000**	BRL
Brazil	Caçapava	15.000					**15.000**	BRL
Brazil	CARAJÁS			270.000			**270.000**	BRL
Brazil	Ipupiara			10.000			**10.000**	BRL
Brazil	Jaguari			10.000			**10.000**	BRL
Brazil	JV-001/2020			70.000			**70.000**	BRL
Brazil	Morro Agudo	40.000	1.130.000	120.000			**1.290.000**	BRL
Brazil	Roosevelt			180.000			**180.000**	BRL
Brazil	Rurópolis			40.000			**40.000**	BRL
Brazil	Tapajós MT			10.000			**10.000**	BRL
Brazil	Vauthier			70.000			**70.000**	BRL
Brazil	Vazante	160.000	3.230.000	340.000			**3.730.000**	BRL
Peru	Almacén			1.350.000			**1.350.000**	≈ PEN 2.443.000 | USD 286.000
Peru	Alpamarca			20.000			**20.000**	USD
Peru	Atacocha	5.540.000	1.310.000	2.364.000	2.740.000		**11.954.000**	≈ PEN 30.944.000 | USD 70.480
Peru	Cañón Florida			810.000	310.000		**1.120.000**	≈ PEN 2.425.000 | USD 126.000
Peru	Carmen			62.000			**62.000**	≈ PEN 148.500 | USD 3.600
Peru	Cerro Lindo	33.540.000	8.820.000	4.020.000	2.790.000	1.730.000	**50.900.000**	≈ PEN 131.080.000 | USD 481.550
Peru	Chambara			40.000			**40.000**	USD

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2024-01-01	To:	2024-12-31	
Reporting Entity Name	Nexa Resources S.A.		Currency of the Report	CAD	
Reporting Entity ESTMA Identification Number	E324915				
Subsidiary Reporting Entities (if necessary)					

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Bonuses	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Peru	Duna			20.000			**20.000**	≈ PEN 6.800 | USD 12.900
Peru	El Carmen			80.000			**80.000**	PEN
Peru	El Porvenir	7.210.000	3.580.000	2.420.000	8.170.000	540.000	**21.920.000**	≈ PEN 56.901.000 | USD 86.340
Peru	Hilarión			600.000	80.000		**680.000**	≈ PEN 1.690.000 | USD 28.100
Peru	Incasol			10.000			**10.000**	PEN
Peru	La Saucha			120.000			**120.000**	≈ PEN 287.100 | USD 4.200
Peru	Lancones			20.000			**20.000**	PEN
Peru	Magistral			1.550.000			**1.550.000**	≈ PEN 3.118.000 | USD 248.900
Peru	Mogol			20.000			**20.000**	≈ PEN 5.650 | USD 9.900
Peru	Mónica Lourdes			114.000			**114.000**	≈ PEN 255.200 | USD 11.400
Peru	Pampa de Cobre	30.000		750.000	120.000		**900.000**	≈ PEN 2.190.000 | USD 43.500
Peru	Pasco			10.000			**10.000**	PEN
Peru	Pukaqaqa			450.000			**450.000**	≈ PEN 1.056.000 | USD 33.600
Peru	Shalipayco	110.000					**110.000**	PEN
Peru	Sinaycocha			250.000			**250.000**	PEN

Additional Notes[3]:

FX rate BRL to CAD 0.2327 (Financial year end exchange rate)
FX rate USD to CAD 1.4393 (Financial year end exchange rate)
FX rate PEN to CAD 0.3830 (Financial year end exchange rate)